Van Kampen Trust For Investment Grade New York Municipals
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total        Purchase  Broker
             of      Purchase   Issued       d
             Purcha  d                       By Fund
             se
Triborough   11/05/  3,000,00   1,125,720,00   0.27%   Bear
Bridge &     01          0           0                 Stearns
Tunnel
Auth.
Triborough   03/05/  4,000,00   268,300,000   1.4837%  Paine
Bridge &     02          0                             Webber
Tunnel
Auth. NY
NY State     03/06/  2,000,00   437,910,000   0.4567%  Bear
Thruway      02          0                             Stearns
Auth Hwy &
Bridge